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                                                                   Exhibit 99.01

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         I, Fred S. Klipsch, Chairman and Chief Executive Officer of Windrose Medical Properties Trust, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Windrose Medical Properties Trust on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and result of operations of Windrose Medical Properties Trust.

                    March 31, 2003       By: /s/ FRED S. KLIPSCH
                                             --------------------------------
                                         Name: Fred S. Klipsch
                                         Title: Chairman and Chief Executive
                                         Officer

This certificate is being submitted in accordance with the procedure provided in
Section III of SEC Release No. 33-8212, 34-47551, IC-25967 (March 21, 2003) for treatment as a document 'accompanying' the Annual Report on Form 10-K to which it is attached and not as a document 'filed' as a part of such Annual Report. This certificate shall not be deemed incorporated by reference into any of Windrose Medical Properties Trust's Securities Act registration statements. A signed original of this written statement required by Section Section 906 has been provided to Windrose Medical Properties Trust and will be retained by Windrose Medical Properties Trust and furnished to the Securities and Exchange Commission or its staff upon request.